EXHIBIT 99

NEWS
Media Relations:                             Investor Relations:
----------------                             -------------------
Jeanmarie McFadden                           John Andrews
212-762-7842                                 212-762-8131
Timothy Lee
212-392-8709



MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. ANNOUNCES
PROGRAM TO REPURCHASE SHARES

New York, NY, February 12 -- Morgan Stanley, Dean Witter, Discover & Co. (NYSE:MWD) announced today that its Board of Directors authorized the Company to purchase, subject to market conditions and certain other factors, up to $3 billion of the Company's common stock.

Morgan Stanley, Dean Witter, Discover & Co. is a preeminent global financial services company with leading market positions in its three businesses -- Securities, Asset Management, and Credit and Transaction Services.


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